UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2023

Franklin BSP Capital Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01360	85-2950084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4920, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-6700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to drawdown notices previously delivered to investors, Franklin BSP Capital Corporation (the “Company”) issued and sold approximately 111,905 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) for an aggregate offering price of approximately $1.6 million. The shares of Common Stock were issued as of July 31, 2023.

The sales of Common Stock were made pursuant to subscription agreements (collectively, the “Subscription Agreements”) entered into by the Company with its investors. Pursuant to the Subscription Agreements, each investor is required to fund drawdowns to purchase shares of Common Stock up to the amount of their respective capital commitments on an as-needed basis upon a minimum of 10 business days’ prior notice.

The issuances of the Common Stock are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from investors in the relevant Subscription Agreements that each investor is an “accredited investor,” as defined in Regulation D under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin BSP Capital Corporation

Date: August 3, 2023	By:	/s/ Nina K. Baryski
	Name:	Nina K. Baryski
	Title:	Chief Financial Officer and Treasurer